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                                   EXHIBIT 7.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Flexible Premium Variable Life Insurance Policy (Individual Life and Survivorship)-KILICO Variable Separate Account-2


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-35159) of our report dated March 18, 1998, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."



                                   /s/ PricewaterhouseCoopers LLP
                                   PricewaterhouseCoopers LLP



Chicago, Illinois
October 30, 1998